                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2001, except for Note 16 as to which the date is February 28, 2001, with respect to the consolidated financial statements of US Unwired Inc. and our report dated February 3, 2001, except for
Note 9 as to which the date is February 28, 2001, with respect to the consolidated financial statements of Louisiana Unwired, LLC included in the Proxy Statement/Prospectus of US Unwired, Inc. that is made a part of the Registration Statement (Form S-4) of US Unwired Inc. for the registration of 38,982,912 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Houston, Texas
January 28, 2002

                                      1